As filed with the Securities and Exchange Commission on March 11, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Bed Bath & Beyond, Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-0634302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

433 W. Ascension Way, 3rd Floor
Murray, Utah 84123
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Bed Bath & Beyond, Inc. 2005 Equity Incentive Plan
(Full title of the plan)

Melissa H. Smith
General Counsel and Corporate Secretary
433 W. Ascension Way, 3rd Floor
Murray, Utah 84123
(Name and address of agent for service)

(801) 947-3100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 4,291,000 shares of Bed Bath & Beyond, Inc.’s common stock, $0.0001 par value per share, for issuance under the Amended and Restated Bed Bath & Beyond, Inc. 2005 Equity Incentive Plan, as amended, for which registration statements on Form S-8 (File Nos. 333-291553, 333-280078, 333-273751, 333-256179) are effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description of Document	Form	File No.	Exhibit	Filing Date	Filed / Furnished Herewith
4.1	Amended and Restated Certificate of Incorporation	10-Q	000-49799	3.1	07/29/2014

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation	8-K	000-49799	3.2	11/06/2023

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation	8-K	001-41850	3.1	05/24/2024

4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation	8-K	001-41850	3.1	08/22/2025

4.5	Sixth Amended and Restated Bylaws	10-K	001-41850	3.5	02/24/2026

4.6	Form of specimen common stock certificate	S-1/A	333-83728	4.1	05/06/2002

99.1	Amended and Restated Bed Bath & Beyond, Inc. 2005 Equity Incentive Plan					*

5.1	Opinion of Latham & Watkins LLP.					*

23.1	Consent of KPMG LLP related to financial statements of Bed Bath & Beyond, Inc.					*

23.2	Consent of Ernst & Young related to financial statements of Medici Ventures, L.P.					*

23.3	Consent of Ernst & Young related to financial statements of Medici Ventures, L.P.					*

23.4	Consent of Baker Tilly related to financial statements of tZERO Group, Inc.					*

23.5	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)					*

24.1	Powers of Attorney (included on signature page)					*

107	Filing Fee Table.					*

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Murray, Utah, on March 11, 2026.

BED BATH & BEYOND, INC.

By:	/s/ Marcus A. Lemonis
Name:	Marcus A. Lemonis
Title:	Executive Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Marcus A. Lemonis, Adrianne B. Lee and Leah Putnam, each of them acting individually, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other documents in connection therewith, and to file the same, with all exhibits thereto, with the Commission, granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Marcus A. Lemonis
Marcus A. Lemonis	Executive Chairman and Chief Executive Officer (Principal Executive Officer)	March 11, 2026

/s/ Adrianne B. Lee
Adrianne B. Lee	President and Chief Financial Officer (Principal Financial Officer)	March 11, 2026

/s/ Leah Putnam
Leah Putnam	Chief Accounting Officer (Principal Accounting Officer)	March 11, 2026

/s/ Joanna C. Burkey
Joanna C. Burkey	Director	March 11, 2026

/s/ Barclay F. Corbus
Barclay F. Corbus	Director	March 11, 2026

/s/ William B. Nettles, Jr.
William B. Nettles, Jr.	Director	March 11, 2026

/s/ Debra G. Perelman
Debra G. Perelman	Director	March 11, 2026

/s/ Robert J. Shapiro
Robert J. Shapiro	Director	March 11, 2026

/s/ Joseph J. Tabacco, Jr.
Joseph J. Tabacco, Jr.	Director	March 11, 2026